CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ActiveShares ETF Trust of our report dated May 19, 2022, relating to the financial statements and financial highlights, which appears in ClearBridge Focus Value ESG ETF’s Annual Report on Form N-CSR for the period ended March 31, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

July 18, 2022